REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Oppenheimer Portfolio Series Fixed Income Investor Fund:

We have audited the accompanying statement of assets and liabilities of the Oppenheimer Portfolio Series Fixed Income Investor Fund (the
"Fund"), d/b/a Oppenheimer Portfolio Series Fixed Income Active
Allocation Fund, as of November 13, 2007, and the related statement of operations and the statement of changes in net assets for the period from August 29, 2007 (date of organization) to November 13, 2007. These financial statements are the responsibility of the Fund's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of the Fund as of November 13, 2007, and the results of their operations and their changes in net assets for the period from August 29, 2007 (date of organization) to November 13, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/Deloitte & Touche LLP

Denver, Colorado
November 19, 2007